SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                           __________

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)
                        December 14, 2000

                  NATIONWIDE HEALTH PROPERTIES, INC.
       (Exact Name of Registrant as Specified in Charter)


         Maryland               1-9028             95-3997619
      (State or Other         (Commission         (IRS Employer
      Jurisdiction of         File Number)        Identification
       Incorporation)                                Number)


              610 Newport Center Drive, Suite 1150,
                  Newport Beach, CA 92660-6429
            (Address of Principal Executive Offices)

       Registrant's telephone number, including area code:
                         (949) 718-4400


                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

          (c)  Exhibits

          The following exhibit is filed as part of Item 9 of this Report on Form 8-K:

          99        Press Release of Nationwide Health
                    Properties, Inc., issued December 8, 2000

ITEM 9.   REGULATION FD DISCLOSURE


          On December 8, 2000, Nationwide Health Properties, Inc. (the "Company") issued a press release relating to the default under two master leases by Balanced Care Corporation ("Balanced Care"). A copy of the press release is attached to this Report on Form 8-K as Exhibit 99. The press release stated that the Company would receive a partial rent payment for December and that the Company scheduled a meeting with the management of Balanced Care on December 13, 2000 to determine the future course of action with respect to the defaulted leases.

          On December 12, 2000, the Company received a payment in the amount of $96,775 from Balanced Care.

          On the afternoon of December 13, 2000, the management of the Company met with the Chief Executive Officer and two other representatives of Balanced Care. Balanced Care proposed that the Company agree to certain rent concessions under two master leases until such time as there is improved profitability of the facilities. The Company informed the representatives of Balanced Care that it would not agree to any rent concessions and that it would proceed with all available legal remedies.

          No further meetings with representatives from Balanced
Care have been scheduled.

          Certain information contained in this Report on Form 8-K includes forward looking statements, which can be identified by the use of forward looking terminology such as "may", "will", "expect", "should" or comparable terms or the negative thereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: the effect of economic and market conditions and changes in interest rates, government regulations, including changes in Medicare and Medicaid payment levels, changes in the healthcare industry, deterioration of the operating results or financial condition, including bankruptcies, of the Company's tenants, the ability of the Company to attract new operators for certain facilities, the amount of any additional investments, access to capital markets and changes in the ratings of the Company's debt securities.

          The furnishing of this information is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains is material investor information that is not otherwise publicly available.
In addition, all of the information in the letter is presented as of December 14, 2000, and the Company does not assume any obligation to update such information in the future.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              NATIONWIDE HEALTH PROPERTIES, INC.



Date:  December 14, 2000      By:   /s/ Mark L. Desmond
                                  ---------------------------------
                              Name:   Mark L. Desmond
                              Title:  Senior Vice President and
                                      Chief Financial Officer

                          EXHIBIT INDEX


Exhibit
Number        Description

99            Press Release of Nationwide Health Properties,
              Inc., issued December 8, 2000

                                                       EXHIBIT 99




FOR IMMEDIATE RELEASE

CONTACT:  R. Bruce Andrews         Mark L. Desmond
          President & CEO          Senior Vice President & CFO
          (949) 718-4400           (949) 718-4400


                   NATIONWIDE DEFAULTS LESSEE



          (NEWPORT BEACH, California, December 8,
2000).Nationwide Health Properties, Inc. (NYSE: NHP) announced today that it has defaulted two master leases with Balanced Care Corporation (NYSE: BAL) after being informed that it would only receive a partial rent payment for December. Nationwide owns ten assisted living facilities that are leased to Balanced Care and represent 4% of Nationwide's portfolio. These facilities, located in six states in the eastern United States, have all been constructed and opened during the past 12 to 22 months. The facilities currently have occupancy varying from 22% to 92%, with an aggregate average occupancy of 57%.

           In connection with the default of the leases, the Company will avail itself of security deposits aggregating $2,037,000 to make up for the reduced rentals received. The facilities' operating results currently only cover their rent obligation by approximately 40%. Nationwide's total monthly rent for these facilities is $580,000. Nationwide has scheduled a meeting with management of Balanced Care on December 13, 2000 to determine the future course of action.

           "These attractive facilities are all new, and with a few exceptions, are located in strong markets," said R. Bruce Andrews, President and Chief Executive Officer. "As these units continue to fill, it is anticipated that the operating results from these facilities will fulfill their rent obligation in approximately a twelve-month period. Although this default situation could adversely impact the Company's anticipated earnings, we do not expect it to impact the Company's ability to maintain its current dividend policy."








          Nationwide Health Properties, Inc. is a real estate investment trust that invests in health care facilities. The
Company has investments in 328 facilities in 37 states.

          Certain matters discussed within this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Although the Company believes the statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to risks and uncertainties described from time to time in the SEC reports filed by the Company.



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